As filed with the Securities and Exchange Commission on May 25, 2018

Registration No. 333- [  ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FTE Networks, Inc.

(Exact name of registrant as specified in its charter)

Nevada	81-0438093
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

999 Vanderbilt Beach Road, Suite 601

Naples, Florida 34108

(877) 878-8136

(Address and Telephone Number of Principal Executive Offices)

2017 Omnibus Incentive Plan

(Full title of the Plan)

Michael Palleschi

President and Chief Executive Officer

FTE Networks, Inc.

999 Vanderbilt Beach Road, Suite 601

Naples, Florida 34108

(877) 878-8136

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Clayton E. Parker, Esq.	C. Thomas Burton, Jr., Esq.
K&L Gates LLP	Snell & Wilmer L.L.P.
200 South Biscayne Blvd., Suite 3900	50 W. Liberty Street, Suite 510
Miami, Florida 33131	Reno, Nevada 89501
(305) 539-3306	(775) 785-5433

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered (1)		Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value per share: To be issued under the 2017 Omnibus Incentive Plan	2,952,130		$18.80	$55,500,044	$6,910
Common Stock, $0.001 par value per share: Outstanding options issued by the Registrant under the 2017 Omnibus Incentive Plan	47,870	(3)	$18.80	$899,956	$112
Total	3,000,000			56,400,000	7,022

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock which may become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s shares of common stock.

(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and (h) on the basis of the average of the reported high and low sales prices of the Registrant’s common stock as reported on the NYSE American Exchange on May 24, 2018.

(3)	Represents 47,870 shares of common stock issuable upon exercise of outstanding stock options previously issued under the 2017 Omnibus Incentive Plan.

EXPLANATORY NOTE

This Registration Statement registers shares of common stock, par value $0.001 per share, of FTE Networks, Inc. (the “Company”), consisting of (i) certain shares of common stock previously issued to certain directors, officers employees or consultants of the Company named in this registration statement pursuant to the 2017 Omnibus Incentive Plan (the “2017 Incentive Plan”), and (ii) shares that may in the future be issued under the 2017 Incentive Plan.

This registration statement contains two parts.

The first part contains a “reoffer” prospectus prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus permits reoffers and resales on a continuous or delayed basis of certain of those shares referred to above that constitute “control securities” or “restricted securities,” within the meaning of the Securities Act, by certain of the Company’s stockholders consisting of current and former directors, officers, employees or consultants previously issued to them pursuant to the 2017 Incentive Plan. In addition, certain information relating to future issuances under the 2017 Incentive Plan is omitted from Part I, as further described below in the following paragraph and under the heading “Item 1. Plan Information”.

The second part contains information required to be set forth in the registration statement pursuant to Part II of Form S-8. Pursuant to the Note to Part I of Form S-8, the 2017 Incentive Plan information specified by Part I of Form S-8 is not required to be filed with the Securities and Exchange Commission.

The Company will provide without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this registration statement (which documents are also incorporated by reference in the reoffer prospectus as set forth in Form S-8), other than exhibits to such documents that are not specifically incorporated by reference, the other documents required to be delivered to eligible employees pursuant to Rule 428(b) under the Securities Act and additional information about the plans.

Reoffer Prospectus

47,870 Shares

FTE NETWORKS, INC.

Common Stock par value $0.001

This reoffer prospectus relates to 47,870 shares of common stock (the “Shares”), $0.001 par value, of the “Company,” that may be offered from time to time by certain Selling Stockholders named in this reoffer prospectus (the “Selling Stockholders”). Each of the Selling Stockholders acquired such Shares pursuant to the Company’s 2017 Omnibus Incentive Plan (the “2017 Incentive Plan”) prior to the date of this reoffer prospectus.

The Selling Stockholders may sell the shares directly or may sell them through brokers or dealers. The Company will not receive any of the proceeds from sales made under this reoffer prospectus. The Company is paying the expenses incurred in registering these shares, but all selling and other expenses incurred by each of the Selling Stockholders will be borne by that Selling Stockholder.

Our common shares are traded on the NYSE American under the symbol “FTNW.” On May 24, 2018, our closing price on the NYSE American was $19.30 per share.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. PLEASE SEE THE INFORMATION DESCRIBED UNDER “RISK FACTORS” ON PAGE 5.

NEITHER THE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this reoffer prospectus is May 25, 2018.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this reoffer prospectus. You must not rely on any unauthorized information or representations. This reoffer prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this reoffer prospectus is current only as of its date.

Unless otherwise indicated, all references in this reoffer prospectus to “FTE,” the “Company,” “we,” “our,” “us,” or similar terms refer to FTE Networks, Inc. and its subsidiaries.

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CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This reoffer prospectus contains or incorporates by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, that are based on management’s beliefs and assumptions and on information currently available to management. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.

These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this reoffer prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements contained in or incorporated by reference in this reoffer prospectus include, but are not limited to, statements about:

●	Our ability to maintain sufficient liquidity;
●	Our ability to attract and retain key personnel and temporary workers;
●	Our ability to collect account receivables;
●	Our ability to manage the growth of our operations and effectively integrate acquisitions;
●	Our ability to retain our key customers and market share;
●	Our ability to compete for suitable merger prospects;
●	Our ability to successfully integrate future acquisitions;
●	Our ability to satisfy our service level agreements;
●	Our ability to effectively manage our backlog;
●	The impact of legislative actions and significant regulations on our business;
●	Our ability to adapt to swift changes in the telecommunications industry;
●	The effectiveness of our physical infrastructure and services;
●	Fluctuations in general conditions;
●	Our ability to comply with regulations;
●	The effects of any employment related to other claims against our business;
●	Our ability to maintain workers’ compensation insurance coverage at commercially reasonable terms; and
●	Our ability to raise capital when needed and on acceptable terms and conditions.

Any forward-looking statement made by us in this reoffer prospectus speaks only as of the date of this reoffer prospectus. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, investments or other strategic transactions we may make. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

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BUSINESS OVERVIEW

Our Company

FTE Networks, Inc. (collectively with its subsidiaries, “FTE” or the “Company” is a leading provider of innovative technology-oriented solutions for smart platforms, network infrastructure and buildings throughout the United States across a range of industries. The Company’s primary activities include the engineering, building, installation, maintenance and support solutions for state-of-the-art networks and commercial properties and the following services, data center infrastructure, fiber optics, wireless integration, network engineering, internet service provider, general contracting management and general contracting.

Our Service Offerings

Infrastructure Solutions

Jus-Com, Inc. (dba “FTE Network Services”) provides comprehensive telecommunications solutions in the wireline and wireless telecommunications industry. Services include the design, engineering, installation, repair and maintenance of fiber optic, copper and coaxial cable networks used for video, data and voice transmission. In the wireless space, FTE provides engineering, design, installation and upgrade of wireless communications networks, including infrastructure, antennas, switching systems, and backhaul links from wireless systems to voice, data and video networks.

Benchmark Builders, Inc. (“Benchmark”) is a leading full-service general construction management and general contracting firm, and the third complimentary element to FTE’s business portfolio, serving a diverse and sophisticated corporate client base in the telecommunications, retail, professional services, industrial, broadcast, technology, infrastructure, and financial services industries, primarily in New York City, NY.

Technology Solutions

CrossLayer, Inc. (“CrossLayer”) is FTE’s managed network services subsidiary connecting large-scale, state-of-the-art campuses and multi-use developments. This service offering delivers technology solutions via a new software-driven, mobile-edge compute platform, providing owners and developers with the control that comes with an owned-and-operated system. Often referred to as “Edge Computing” technology, CrossLayer’s purpose-built platform enables commercial real estate owners and businesses to introduce and deliver innovative services quickly, increase user satisfaction and create monetization opportunities previously afforded only to network operators, while reducing capital and operating costs.

Our Corporate History

We were organized in the state of Nevada in December 2007 as Beacon Enterprise Solutions Group, Inc. (“Beacon”). Beacon sold its operating assets in September 2012 but maintained its public company “shell” status. Then, in June 2013, Beacon’s subsidiary, Beacon Acquisition Sub, Inc., also a Nevada corporation (“Merger Sub”), merged with Focus Venture Partners, Inc. (“Focus”), a Nevada holding company operating in the telecommunications industry.

Focus, via its subsidiary, Optos Capital Partners, LLC (“Optos”), managed and operated two telecom entities: (1) Focus Fiber Solutions, LLC, a Delaware limited liability company and (2) Jus-Com, Inc., an Indiana corporation, and our current network infrastructure business component. Focus continued as the surviving corporation and became Beacon’s subsidiary (the “Beacon Merger”). Following the Beacon Merger, on March 13, 2014, Beacon changed its name to “FTE Networks, Inc.” (“FTE” or the “Company”). We are headquartered in Naples, Florida.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties and all other information contained in this reoffer prospectus, including the risks and uncertainties concerning our business and an investment in our common stock discussed in our Annual Report on Form 10-K for the year ended December 31, 2017, as well as those discussed in our filings with the Securities and Exchange Commission, together with the other information contained in and incorporated by reference into this reoffer prospectus, before deciding whether to invest in our common stock. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we believe are not material, may also become important factors that adversely affect our business. If any of such risks actually occurs, our business, financial condition, results of operations, and future prospects could be materially and adversely affected. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of any of our common stock by the Selling Stockholders. We have agreed to pay all expenses relating to registering the common stock covered by this reoffer prospectus. The Selling Stockholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of the common stock covered hereby.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders may sell the common shares issued to them from time-to-time at prices and on terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

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SELLING STOCKHOLDERS

This reoffer prospectus covers the reoffer and resale by the Selling Stockholders listed below of an aggregate of up to 47,870 shares of common stock issued or issuable pursuant to the exercise of option grants made to such Selling Stockholders under the 2017 Incentive Plan.

The following table sets forth, as of May 23, 2018, the number of shares beneficially owned by each current Selling Stockholder. The number of shares in the column “Shares Beneficially Owned Prior to the Offering” represents the total number of shares that a Selling Stockholder currently owns or has the right to acquire within sixty (60) days of May 23, 2018. The number of shares in the column “Shares Which May be Offered” represents all of the shares that a Selling Stockholder may offer under this reoffer prospectus and includes shares issuable upon the exercise of options that have not yet vested and are not included in the column “Beneficially Owned Prior to the Offering.” The table and footnotes assume that the Selling Stockholders will sell all of the shares listed in the column “Shares Which May be Offered.” However, because the Selling Stockholders may sell all or some of their shares under this reoffer prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the Selling Stockholders or that will be held by the Selling Stockholders after completion of any sales. We do not know how long the Selling Stockholders will hold the shares before selling them. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as described below, none of the Selling Stockholders has held any position or office, or has otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our common stock or other securities.

Information concerning the Selling Stockholders may change from time to time and changed information will be presented in a supplement to this reoffer prospectus if and when necessary and required. If, subsequent to the date of this reoffer prospectus, we grant additional awards to the Selling Stockholders or to other affiliates under the 2017 Incentive Plan, we intend to supplement this reoffer prospectus to reflect such additional awards and the names of such affiliates and the amounts of securities to be reoffered by them.

This table excludes certain unnamed non-affiliates, each of whom holds the lesser of (a) 1,000 shares or (b) 1% of the shares issuable under the 2017 Incentive Plan and may use this prospectus for reoffers and resales.

Selling Stockholder (1)	Position with the Company	Shares Beneficially Owned Prior to Offering(2)	Shares Which May be Offered(3)	Shares Beneficially Owned after Offering
Ryan Joseph	Vice President of Business Development	-	1,080	1,080
William Reynolds	Vice President of Operations	-	1,200	1,200
George Samiou	Director of Project Management	-	1,320	1,320
Frederick Sacramone	President of Benchmark	356,513	2,400	358,913
Brian McMahon	Principal	713,026	2,400	715,426
Todd Phillips	Executive Vice President	21,053	1,920	22,973
Pete Stiles	Consultant	-	12,750	12,750

(1)       The address for each of the Selling Stockholders is c/o FTE Networks, Inc., 999 Vanderbilt Beach Rd., Suite 601, Naples, Florida 34108.

(2)       Under Rule 13d-3 of the Exchange Act, beneficial ownership includes any shares as to which the Selling Stockholder has sole or shared voting power or investment power and also any shares, which the Selling Stockholder has the right to acquire within 60 days. “Shares Beneficially Owned after Offering” assumes the sale of all of the common stock offered by this Reoffer Prospectus and no other purchases or sales of our common stock by the Selling Stockholders.

(3)       Includes shares that are issuable upon exercise of stock options issued pursuant to the Plan, some of which are not, and will not become vested within 60 days from May 23, 2018 and are not included in the calculation of “Shares Beneficially Owned Prior to this Offering.”

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PLAN OF DISTRIBUTION

The purpose of this reoffer prospectus is to allow the Selling Stockholders to offer for sale and sell all or a portion of the common stock acquired by them upon the exercise of options granted to them under the 2017 Incentive Plan.

The decision to sell any shares is within the discretion of the holders thereof, subject generally to our policies affecting the timing and manner of sale of common stock by certain individuals and certain volume limitations set forth in Rule 144(e) of the Securities Act. There can be no assurance that any of the shares will be sold by the Selling Stockholders. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of common stock or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any of the foregoing methods of sale; or
●	any other method permitted pursuant to applicable law.

If the Selling Stockholder effects such transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of our common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

The Selling Stockholder and any broker-dealer participating in the distribution of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholder and any discounts, commissions or concessions allowed, reallowed or paid to broker-dealers.

The Selling Stockholder may choose not to sell any or may choose to sell less than all of our common stock registered pursuant to the registration statement, of which this reoffer prospectus forms a part.

We will pay the expenses of the registration of our common stock sold by the Selling Stockholders, including, without limitation, Securities and Exchange Commission filings fees; provided, however, that the Selling Stockholder will pay all underwriting discounts and selling commissions, if any. As and when we are required to update this reoffer prospectus, we may incur additional expenses.

Once sold under the registration statement, of which this reoffer prospectus forms a part, our common stock will be freely tradable in the hands of persons other than our affiliates. We have notified the Selling Stockholders of the need to deliver a copy of this reoffer prospectus in connection with any sale of the shares.

In order to comply with certain state securities laws, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from regulation or qualification is available and is complied with. Sales of shares must also be made by the Selling Stockholders in compliance with all other applicable state securities laws and regulations.

In addition to any shares sold hereunder, Selling Stockholders may, at the same time, sell any shares of common stock owned by them in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this reoffer prospectus.

Sales by Affiliates and Sales of Restricted Securities

Selling Stockholders who are considered “affiliates” of the Company, as defined in Rule 405 under the Securities Act, or who are selling “restricted securities”, as defined in Rule 144(a)(3) under the Securities Act, may not sell an amount of shares pursuant to this reoffer prospectus which exceeds in any three month period the amount specified in Rule 144(e) under the Securities Act.

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LEGAL MATTERS

Snell & Wilmer L.L.P., has passed upon the validity of the shares of our common stock offered by the Selling Stockholders under this prospectus.

EXPERTS

The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2017, have been audited by Marcum LLP, independent registered public accounting firm, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). Such reports, proxy statements and other information can be read and copied at the Commission’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the Commission at 1-800-732-0330 for further information on the operation of the public reference facilities. In addition, the Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission’s website is www.sec.gov.

We make available free of charge on or through our website at www.ftenet.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Commission. Information on our website is not incorporated by reference in this prospectus and is not a part of this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at: 999 Vanderbilt Beach Road, Suite 601, Naples, Florida 34108, Attention: Investor Relations.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this reoffer prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering (excluding, in either case, information that has been “furnished” but not “filed” for purposes of the Exchange Act).

(1)	Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on January 8, 2018;

(2)	Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission on April 18, 2018, as amended by Amendment No. 1 on form 10-K/A filed with the Securities and Exchange Commission on April 30, 2018.

(3)	Quarterly Report on Form 10-Q for the three months ended March 31, 2018, filed with the Securities and Exchange Commission on May 21, 2018.

(4)	Our Current Reports on Form 8-K filed with the Securities Exchange Commission on January 10, 2018, March 12, 2018, April 3, 2018, April 18, 2018, and May 21, 2018 (other than any portions thereof deemed furnished and not filed); and

(5)	The description of our common stock contained in the Registration Statement on Form 8-A filed on December 11, 2017 pursuant to Section 12(b) of the Exchange Act, including any amendment or report updating such description.

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Reoffer Prospectus

47,870 Shares

FTE NETWORKS, INC.

Common Stock par value $0.001

May 25, 2018.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

The documents containing the information in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants of the 2017 Incentive Plan as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus (the “Section 10(a) Prospectus”) that meets the requirements of Section 10(a) of the Securities Act.

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PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

We incorporate by reference into this Registration Statement the following documents or information filed with the Commission (other than, in each case, documents or information deemed to have been furnished under Item 2.02 or Item 7.01 of Form 8-K, which is not deemed filed in accordance with Securities and Exchange Commission (the “Commission”) rules and is not incorporated by reference herein):

(1)	Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on January 8, 2018;

(2)	Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission on April 18, 2018, as amended by Amendment No. 1 on form 10-K/A filed with the Securities and Exchange Commission on April 30, 2018.

(3)	Quarterly Report on Form 10-Q for the three months ended March 31, 2018, filed with the Securities and Exchange Commission on May 21, 2018.

(4)	Our Current Reports on Form 8-K filed with the Securities Exchange Commission on January 10, 2018, March 12, 2018, April 3, 2018, and April 18, 2018 (other than any portions thereof deemed furnished and not filed); and

(5)	The description of our common stock contained in the Registration Statement on Form 8-A filed on December 11, 2017 pursuant to Section 12(b) of the Exchange Act, including any amendment or report updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Copies of these documents are not required to be filed with this Registration Statement, and nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the Commission.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Our directors and executive officers are indemnified as provided by the Nevada law and our Bylaws. These provisions state that our directors may cause us to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment. Such indemnification is at the discretion of our board of directors and is subject to the Securities and Exchange Commission’s policy regarding indemnification.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise. We have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

The shares being reoffered and resold pursuant to the reoffer prospectus included herein were issued pursuant to the 2017 Incentive Plan and were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and/or Rule 701 promulgated thereunder, as transactions by an issuer not involving a public offering. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and instruments issued in such transactions. All recipients had adequate access, through their relationship with the Company, to information about the Company.

Item 8. Exhibits.

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	2017 Omnibus Incentive Plan (1)
4.2*	Form of Non-Qualified Stock Option Award Agreement
5.1*	Legal Opinion of Snell & Wilmer L.L.P.
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page)

*	Filed herewith.

(1)	Incorporated by reference to the Company’s Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on January 8, 2018.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned Company hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naples, in the State of Florida, on this 25th day of May 2018.

FTE NETWORKS, INC.

By:	/s/ Michael Palleschi
Michael Palleschi
Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

Each person whose signature appears below appoints Michael Palleschi and David Lethem, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933 and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Palleschi
Michael Palleschi	Chief Executive Officer and Chairman of the Board	May 25, 2018
(Principal Executive Officer)
/s/ David Lethem
David Lethem	Chief Financial Officer	May 25, 2018
(Principal Financial and Accounting Officer)
/s/ Brad Mitchell
Brad Mitchell	Director	May 25, 2018

/s/ Patrick O’Hare
Patrick O’Hare	Director	May 25, 2018

/s/ Fred Sacramone
Fred Sacramone	Director	May 25, 2018

/s/ Luisa Ingargiola
Luisa Ingargiola	Director	May 25, 2018

/s/ Chris Ferguson
Chris Ferguson	Director	May 25, 2018

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